UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2023
LAKELAND BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

250 Oak Ridge Rd, Oak Ridge, New Jersey		07438
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 697-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	LBAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2023, Lakeland Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Company’s Board of Directors solicited proxies. A total of 65,030,275 shares of the Company’s common stock were outstanding and entitled to vote on the November 17, 2023 record date, and a total of 52,457,627 shares of common stock were present in person or represented by proxies at the Annual Meeting.

The proposals voted upon at the meeting, all of which were approved, and the final voting results are as follows:

Proposal 1. With respect to the election of four directors of the Company for the terms described in the proxy statement pertaining to the Annual Meeting, the votes were as follows:

DIRECTOR	FOR	AUTHORITY WITHHELD	BROKER NON-VOTES
Mark J. Fredericks	38,887,138	2,415,656	11,154,833
James E. Hanson II	37,139,357	4,163,437	11,154,833
Janeth C. Hendershot	39,015,753	2,287,041	11,154,833
Robert B. Nicholson, III	32,891,955	8,410,839	11,154,833

Proposal 2. With respect to the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in the proxy statement pertaining to the Annual Meeting, the votes were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,783,521	5,158,369	360,904	11,154,833

Proposal 3. With respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023, the votes were as follows (there were no Broker Non-Votes):

FOR	AGAINST	ABSTAIN
50,582,883	1,211,104	663,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAKELAND BANCORP, INC.
DATE: December 29, 2023	By:	/s/ Timothy J. Matteson
Timothy J. Matteson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary